UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016 (July 12, 2016)

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Alpha Place, P.O. Box 16429,

Bristol, VA 24209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

The Confirmed Plan

As previously disclosed, on August 3, 2015, Alpha Natural Resources, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) on August 3, 2015 (the “Petition Date”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The cases are captioned as In re Alpha Natural Resources, Inc., et al., Case No. 15-33896 (Bankr. E.D. Va.). (the “Chapter 11 Cases”).

On March 7, 2016, the Debtors filed with the Bankruptcy Court (1) a proposed plan of reorganization (as amended, modified and supplemented, the “Plan”) for the resolution of certain claims pursuant to section 1121(a) of the Bankruptcy Code and (2) a related proposed disclosure statement (as amended, modified and supplemented, the “Disclosure Statement”). On May 26, 2016, the Bankruptcy Court entered an order approving the Disclosure Statement. A copy of the approved Disclosure Statement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

As described in the Disclosure Statement, the Plan contemplates that the reorganization of the Debtors will include two major components. First, in light of the unprecedented market challenges in the coal industry, the Debtors will sell certain self-sustaining assets (the “Reserve Price Assets”) to a newly formed entity, Contura Energy, Inc. (the “Purchaser”), pursuant to the stalking horse credit bid (the “Stalking Horse Bid”) of the Debtors’ senior secured lenders (the “First Lien Lenders”). Second, the Debtors will reorganize as new entities (collectively, the “Reorganized Debtors”) and will continue to operate for the principal purpose of fulfilling certain reclamation, mitigation and water treatment obligations relating to their retained assets.

The Plan incorporates a number of settlements with key creditor constituencies that resolve significant disputes and provide for the successful restructuring of the Debtors by, among other things, (1) resolving certain valuation and intercreditor issues critical to the sale of the Reserve Price Assets, (2) providing for certain funding for reclamation, mitigation and water treatment obligations and exit funding for the Reorganized Debtors, (3) providing for certain recoveries for unsecured creditor classes and (4) establishing procedures to govern the administration of certain claims and the management of the Reorganized Debtors after the effective date of the Plan (the “Effective Date”). Such settlements include, among others, (1) the Global Settlement, (2) the First Lien Lender Settlement (which incorporates the Diminution Claim Allowance Settlement and the Unencumbered Assets Settlement that were conditionally approved by the Bankruptcy Court by an order entered on May 17, 2016), (3) the Second Lien Noteholder Settlement and (4) the Resolution of Reclamation Obligations.

The Bankruptcy Court confirmed the Plan and approved the sale of the Reserve Price Assets (the “NewCo Asset Sale”) on July 7, 2016. The Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”) on July 12, 2016. The Confirmation Order includes: (1) as Appendix I thereto, a copy of the Plan in the form distributed for solicitation on May 27, 2016; (2) as Appendix II thereto, a blackline document showing modifications to the solicitation version of the Plan; and (3) as Appendix III thereto, a notice of confirmation of the Plan and its effective date. The Confirmation Order is filed as Exhibit 2.1 to this Current Report on Form 8-K, Appendix I to the Confirmation Order is filed as Exhibit 2.2, Appendix II is filed as Exhibit 2.3 and Appendix III is filed as Exhibit 2.4.

Summary of the Plan

The following is a summary of the material terms of the Plan. This summary is qualified in its entirety by reference to the Plan, the Confirmation Order, including the appendices to the Confirmation Order. To the extent that there is a conflict between this summary and the Plan or Confirmation Order, the Plan or Confirmation Order, as applicable, shall govern. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan.

Restructuring Transactions

The Plan contemplates that certain restructuring transactions (the “Restructuring Transactions”) will occur upon the Effective Date, including certain changes to the corporate structure of the Debtors. Prior to the Petition Date, the Company caused Alpha Natural Resources Holdings, Inc. (“ANR Holdings”), an entity that is not affiliated with the Debtors, to be incorporated. Prior to the date of confirmation of the Plan, ANR Holdings formed ANR, Inc., and ANR, Inc. issued all of its common equity to ANR Holdings. Pursuant to the Plan, on the Effective Date, the Company will transfer all of its equity interests in its subsidiary Debtors, all assets (other than the Reserve Price Assets) and its equity to ANR, Inc. and will subsequently dissolve following the completion of various other actions. Following these transactions, ANR Holdings will be the ultimate parent company for the Reorganized Debtors.

Treatment of Claims and Interests

The Plan provides for recoveries for most of the Debtors’ secured and unsecured creditors. Holders of General Unsecured Claims against the Company are classified into three Classes based on the nature of their Claims, and will receive distributions in accordance with such classification. Holders of Category 1 General Unsecured Claims will receive a pro rata share of $8 million comprised of cash and, potentially, non-interest bearing notes. Holders of Category 2 General Unsecured Claims that are Second Lien Noteholder Claims will receive a distribution of equity of the Purchaser. Last, holders of Category 2 General Unsecured Claims that are not Second Lien Noteholder Claims will receive (1) equity of the Purchaser, (2) a five-year contingent revenue payment from the Reorganized Debtors and (3) certain equity of the Reorganized Debtors. Among the Debtors’ secured creditors: (1) holders of Secured First Lien Lender Claims will receive a pro rata share of cash, equity and/or notes to be issued by the Purchaser; (2) holders of Secured Second Lien Noteholder Claims will receive participation rights in an asset based lending facility; and (3) holders of Secured Massey Convertible Noteholder Claims will receive a pro rata share of cash totaling up to $875,000 and certain equity of the Reorganized Debtors.

Described in very general terms, all allowed administrative claims, allowed professional compensation claims, allowed priority tax claims, allowed priority employee claims and allowed other secured claims will be reinstated, paid in full or otherwise treated in a manner consistent with the Bankruptcy Code to be deemed unimpaired. Holders of subordinated claims, including the Section 510(b) Securities Claims and Section 510(b) Old Common Stock Claims, will receive no distributions under the Plan. With respect to Intercompany Claims, such Claims that are not eliminated by operation of law or pursuant to the Restructuring Transactions will be deemed settled and compromised. Last, Subsidiary Debtor Equity Interests will be reinstated on the Effective Date, subject to the Restructuring Transactions.

The Effective Date of the Plan

The following conditions must be satisfied or waived for the Plan to become effective:

1.	The Bankruptcy Court shall have entered the Confirmation Order: (a) in form and substance satisfactory to the Debtors, the DIP Agents, the DIP Lenders, the First Lien Agent and the First Lien Lenders; (b) to the extent provided for in the Global Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (c) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

2.	The Confirmation Order or another order of the Bankruptcy Court shall have been entered (a) approving and authorizing the Stalking Horse APA and the NewCo Asset Sale contemplated therein; (b) approving the Diminution Claim Allowance Settlement and the Unencumbered Assets Settlement on a non-conditional basis; and (c) authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan and the Stalking Horse APA, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

3.	The Confirmation Order shall not be stayed in any respect.

4.	The Exit Funding shall be fully committed and all documents and agreements necessary to effectuate and implement the Exit Funding shall have been executed and delivered by the relevant parties.

5.	The documents effectuating the Exit Facility (a) shall be (i) in form and substance reasonably satisfactory to the Debtors, the DIP Agents and the First Lien Agent, (ii) to the extent provided for in the Global Settlement Term Sheet, reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties and (iii) consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement; and (b) shall have been executed and delivered by the Reorganized Debtors, the Exit Facility Agent and each of the lenders under the Exit Facility.

6.	The Plan and all Confirmation Exhibits (a) shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section IX.A of the Plan; (b) to the extent provided for in the Global Settlement Term Sheet, are reasonably acceptable in form and substance to the Creditors’ Committee and the Second Lien Parties; and (c) are consistent with the terms of the Global Settlement and the Second Lien Noteholder Settlement.

7.	A Settlement Termination Event shall not have occurred.

In addition, the Debtors must perform various other administrative actions in conjunction with emergence from chapter 11. There can be no assurance that the Debtors will satisfy these conditions, complete such required actions and emerge from chapter 11 within the Debtors’ anticipated timeframe, or at all.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Plan and the Confirmation Order, all equity interests in the Company (including outstanding shares of preferred stock, common stock, options, warrants or contractual or other rights to acquire any equity interests in the Company) are to be cancelled on the Effective Date of the Plan and are not entitled to receive any distributions on account of such equity interests.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Order Confirming Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, As Modified

2.2	Appendix I to Confirmation Order: Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.3	Appendix II to the Confirmation Order: First Modifications to the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.4	Appendix III to the Confirmation Order: Second Amended Joint Plan Of Reorganization of Debtors and Debtors In Possession and Occurrence of the Effective Date of the Plan

99.1	Second Amended Disclosure Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: July 18, 2016	By:	/s/ William L. Phillips III
		Name:	William L. Phillips III
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Order Confirming Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, As Modified

2.2	Appendix I to Confirmation Order: Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.3	Appendix II to the Confirmation Order: First Modifications to the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession

2.4	Appendix III to the Confirmation Order: Second Amended Joint Plan Of Reorganization of Debtors and Debtors In Possession and Occurrence of the Effective Date of the Plan

99.1	Second Amended Disclosure Statement